Exhibit T3B-28

THE COMPANIES ACT, 1995 OF
TRINIDAD AND TOBAGO

DIGICEL (TRINIDAD & TOBAGO) LIMITED
BY-LAW 0.1

Prepared by Aegis Business Solutions Limited

11-13, Victoria Avenue

Port of Spain

THE COMPANIES ACT 1995

DIGICEL (TRINIDAD & TOBAGO) LIMITED

BY-LAWS

BY-LAW NO. (1)

A By-law relating generally to the conduct of the affairs of Digicel (Trinidad & Tobago) Limited hereinafter referred to as “the Company”) duly enacted the            day of

1.	INTERPRETATION

1.1.	In this by-law and all other by-laws of the Company, unless the context otherwise requires or otherwise specifically provides:

1.1.1.	“Act” - means the Companies Act, 1995 as from time to time amended or re-enacted.

1.1.2.	“Regulations” - means any regulations made under the Act, and every regulation substituted therefor.

1.1.3.	“by-laws” - means any by-law of the Company from time to time in force.

1.1.4.	All words and expressions shall have the meaning given to them in the Act or the Regulations;

1.1.5.	The singular includes the plural and the plural includes the singular; the masculine gender includes the feminine and neuter genders;

1.1.6.	The word “person” includes bodies corporate, companies, partnerships, syndicates, trusts and any association of persons; and the word “individual” means a natural person; and

1.1.7.	The headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

2.	REGISTERED OFFICE

The Registered office of the Company shall be in Trinidad and Tobago at such address as the directors may fix from time to time by resolution.

3.	SEAL

3.1.	The common seal of the Company shall be such as the directors may by resolution from time to time adopt.

3.2.	The directors may adopt an official-seal for use in any country other than Trinidad and Tobago, which shall be a facsimile of the common seal of the Company with the addition on its face of the name of every country, district or place where it is to be used.

3.3.	The directors shall provide for the safe custody of the common seal and the official seal, which shall only be used in accordance with this by-law and paragraph 21.

4.	DIRECTORS

4.1.	Number and Powers

The number of directors, or the minimum and maximum number of directors, of the Company is set out in the articles of the Company. Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Company and may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not by the Act, the articles, the by-laws, any special resolution of the Company, any unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

4.2.	Duties

Every director and officer of the Company in exercising his powers and discharging his duties shall:

(a)	act honestly and in good faith with a view to the best interest of the Company; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Every director and officer of the Company shall comply with the Act, the Regulations, the Company’s articles and by-laws and any unanimous shareholder agreement.

4.3.	Election

Directors shall be elected by the shareholders by ordinary resolution at a meeting of the shareholders called for that purpose.

4.4.	Term of Office

At the annual meeting next following the incorporation of the Company under the Act, all the directors shall retire and the terms of office of directors elected by the shareholders at such meeting shall be, in the case of one third of the directors so elected until the close of the third annual meeting following such election and in the case of another one third of the directors so elected until the close of the second annual meeting following such election and in the case of the remaining one third of the directors so elected until the close of the next annual meeting following such election and thereafter at each annual meeting directors shall be elected to fill the positions of those directors whose term of office has expired and each director so elected shall hold office until the third annual meeting after his election. A retiring director shall be eligible for re-election.

4.5.	Qualification

Every director shall be either a body corporate or an individual eighteen or more years of age and not disqualified under paragraph 4.7.2.

4.6.	Committee of Directors

The directors may appoint from among their numbers a committee of directors and subject to Section 84 (2) of the Act may delegate to such committee any of the powers of the directors.

4.7.	Vacation of Office

4.7.1.	A director who is also an officer ceases to be a director if he ceases to be an officer.

4.7.2.	A director shall cease to be a director:

(a)	if he is removed from office under paragraph 4.7.3;

(b)	if he becomes bankrupt, having been adjudged or otherwise declared bankrupt under any law in force in Trinidad and Tobago or elsewhere; or compounds with his creditors or is declared insolvent;

(c)	if he is found to be mentally ill, within the meaning of the Mental Health Act, or by any foreign court;

(d)	if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is served on the Company or at the time specified in the resignation, which ever is later;

(e)	if an order disqualifying him from being a director is made by the Court under Section 69 of the Act; or

(f)	if he absents himself without leave of the directors from meetings of the directors for a period exceeding six (6) months.

4.7.3.	The shareholders of the Company may, by ordinary resolution passed at a special meeting or, on due notice, an annual meeting of the shareholders, remove any director from office and may elect any person in his stead for the remainder of his term.

4.7.4.	A retiring director shall cease to hold office at the close of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

5.	BORROWING POWERS OF DIRECTORS

5.1.	The directors may from time to time:

(a)	borrow money upon the credit of the Company;

(b)	issue, re-issue, sell or pledge debentures of the Company;

(c)	subject to Section 56 of the Act give a guarantee on behalf of the Company to secure performance of an obligation of any person; or

(d)	mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company or any person approved by all the directors.

5.2.	The directors may not delegate to any officer of the Company all or any of the powers conferred on the directors by paragraph 5.1.

6.	MEETING OF DIRECTORS

6.1.	Place of Meeting

Meetings of the directors and of any committee of the directors may be held at such place within or outside Trinidad and Tobago as the directors may from time to time decide.

6.2.	Notice

A meeting of the directors may be convened at any time by any director, or the Secretary when directed or authorized by any director. The notice of any such meeting shall specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 19.1 hereof not less than three (3) days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place. It shall not be necessary to give notice of a meeting of the directors to any director for the time being absent from Trinidad and Tobago or to a newly elected or appointed director for a meeting held immediately following the election of directors by the shareholders or the appointment to fill a vacancy among the directors.

6.3.	Waiver of Notice

A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.4.	Telephone participation

Where all the directors of the Company consent thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in a meeting by such means shall be deemed for the purposes of the Act to be present at that meeting.

6.5.	Quorum

Two directors shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of the directors at a meeting of the directors properly convened may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum is present.

6.6.	Vacancies

The directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these by-laws as the necessary quorum of directors, the directors or director may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

6.7.	Chairman

The directors may elect a chairman and deputy chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting neither the chairman nor deputy chairman is present within five minutes after the time appointed for holding the same, the directors present may choose one of their members to be chairman of the meeting.

6.8.	Voting

Questions arising at any meeting of the directors shall be decided by a majority of votes and in the case of an equality of votes, the chairman shall have a second or casting vote.

6.9.	Resolution in Lieu of Meeting

Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or of any committee of the directors is as valid as if it had been passed at a meeting of the directors or any committee of the directors.

6.10.	Validity of Acts

All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

7.	REMUNERATION OF DIRECTORS

7.1.	The remuneration to be paid to the directors shall be such as the shareholders may from time to time determine in general meeting and such remuneration may be in addition to the salary paid to any officer or employee of the Company who is also a director. The directors may also award special remuneration to any director undertaking any special services on the Company’s behalf other than the normal work ordinarily required of the director; and no confirmation of such resolution by the shareholders shall be required. The directors shall also be entitled to be paid their travelling or other expenses properly incurred by them in connection with the affairs of the Company.

8.	SUBMISSION OF CONTRACT OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

8.1.	The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of Section 93 (1) of the Act, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company’s articles or any other by-law) shall be as valid and binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

9.	FOR THE PROTECTION OF DIRECTORS AND OFFICERS

9.1.	No director or officer of the Company shall be liable to the Company for:

(a)	the act, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

(b)	any loss, damage or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company;

(c)	the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Company shall be placed out or invested;

(d)	any loss or damage arising from the bankruptcy, insolvency or tortious act of any person including any person with whom any money securities or effects shall be lodged or deposited;

(e)	any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Company; or

(f)	any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto;

unless the same happens by or through his failure to exercise the powers or to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company or in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2.	Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or the Regulations or relieve him from liability for a breach thereof.

9.3.	The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as are submitted to and authorized or approved by the directors;

9.4.	If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company shall not dis-entitle such director or officer or such firm or body corporate, as the case may be from receiving proper remuneration for such services.

10.	INDEMNITIES TO DIRECTORS AND OFFICERS

10.1.	Subject to Section 101 of the Act, except in respect of any action by or on behalf of the Company to obtain a judgment in its favour, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Company, if:

(a)	He acted honestly and in good faith with a view to the best interests of the Company; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

10.2.	The Company is hereby authorised to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

11.	ALTERNATIVE DIRECTORS

11.1.	A meeting of the shareholders of the Company may, by ordinary resolution, elect a person to act as a director in the alternative to a director of the Company, or may authorise the directors to appoint such alternative directors as are necessary for the proper discharge of the affairs of the Company.

11.2.	An alternative director shall (except as regards power to appoint an alternative director and remuneration) be subject in all respects to the terms and conditions existing with reference to the other directors and shall be entitled to receive notices of all meetings of the directors and to attend, speak and vote at any such meeting at which the director he represents is not present. An alternative director shall be entitled to all protection and indemnities granted to directors under these by-laws.

11.3.	One person may act as alternative director to more than one director and while he is so acting shall be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternative director shall be in addition to his own vote.

11.4.	Any appointment or removal of an alternative director may be made by cable, telegram, radiogram, telex or facsimile transmission or in any other manner approved by the directors. Any cable, telegram, radiogram, telex or facsimile transmission shall be confirmed as soon as possible by letter but may be acted upon by the Company meanwhile.

11.5.	If a director making any such appointment as aforesaid shall cease to be a director the person appointed by him shall cease thereupon to have any power or authority to act as his alternative director.

11.6.	A director shall not be liable for the acts and defaults of any alternative director appointed by him.

11.7.	An alternative director shall not be· taken into account in reckoning the minimum or maximum number of directors allowed for the time being but shall be counted for the purposes of reckoning whether a quorum is present at any meeting of the directors attended by him at which he is entitled to vote.

12.	OFFICERS

12.1.	Appointment

The directors shall as often as may be required appoint a Secretary and, if deemed advisable, may as often as may be required appoint any or all of the following officers; a Chairman, a Deputy Chairman, a Treasurer, one or more Assistant Secretaries or one or more Assistant Treasurers, a Managing Director. A director may be appointed to any office of the Company but none of the officers except the Chairman, the Deputy Chairman, the Managing Director, need be a director.. Two or more of the aforesaid offices may be held by the same person. The directors may from time to time appoint such other officers and agents as they deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the directors.

12.2.	Remuneration

The remuneration of all officers appointed by the directors shall be determined from time to time by resolution of the directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

12.3.	Powers and Duties

All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors.

12.4.	Delegation

In the case of the absence or inability to act of any officer of the Company or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director.

12.5.	Chairman

The Chairman, shall, when present, preside at all meetings of the directors, of any committee of the directors of which he is a member and of the shareholders.

12.6.	Deputy Chairman

If the chairman is absent or is unable or refuses to act, the Deputy Chairman (if any) shall, when present, preside at all meetings of the directors, of any committee of the directors of which he is a member, and of the shareholders.

12.7.	Managing Director

The directors may from time to time appoint any one or more of their body to be Managing Director or Managing Directors for such period and upon such terms as they think fit. The remuneration of the Managing Director may be way of salary or commission or participation in profits or by one or all of these modes as the directors may determine.

A Managing Director shall exercise such powers and have such authority as may be delegated to him by the directors in accordance with the provisions of Section 84 of the Act.

12.8.	Secretary

The Secretary shall give or cause to be given notices for all meetings· of the directors, any committee of the directors and the shareholders when directed to do so and shall have charge of the minute books and seal of the Company and, subject to the provisions of paragraph 14.1 hereof, the records (other than accounting records) referred to in Section 177 of the Act.

12.9.	Treasurer

Subject to the provisions of any resolution of the directors, a Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depository or depositories as the directors may direct. He shall keep or cause to be kept the accounting records referred to in Section 187 of the Act. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided.

12.10.	Assistant Secretary and Assistant Treasurer (if any)

The Assistant Secretary or if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the event of the Secretary or Treasurer’s absence or inability or refusal to act as the case may be.

12.11.	General Manager or Managers

The directors may from time to time appoint one or more General Manager or Managers and may delegate to him or them full power to manage and direct the business and affairs of the Company (except such matters and duties as by law must be transacted or performed by the directors or the shareholders)

12.12.	Vacancies

If the office of any officer of the Company becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

13.	SHAREHOLDERS’ MEETING

13.1.	Annual Meeting

Subject to the provisions of Section 109 of the Act, the annual meeting of the shareholders shall be held on such day at such time and at any place within or outside Trinidad and Tobago as the directors may by resolution determine.

13.2.	Special Meetings

Special meetings of the shareholders may be convened by the directors at any date and time and at any place within or outside Trinidad and Tobago.

13.3.	Requisition by Shareholders

The directors shall, on the requisition of the holders of not less than five percent (5%) of the issued shares of the Company that carry a right to vote at the meeting requisitioned, forthwith convene a meeting of shareholders, and in the case of such requisition the following provisions shall have effect:

(a)	the requisition must state the purpose of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists;

(b)	if the directors do not, within twenty-one (21) days from the date of the requisition being so deposited, proceed to convene a meeting, the requisitionists or any of them may themselves convene the meeting, but any meeting so convened shall not be held after three (3) months from the date of such deposit;

(c)	unless subsection (3) of Section 133 of the Act applies the directors shall be deemed not to have duly convened the meeting if they do not give such notice as is required by the Act within fourteen (14) days from the deposit of the requisition;

(d)	any meeting convened under this paragraph by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws and divisions 5 and 6 of Part III of the Act;

(e)	a requisition by joint holders of shares must be signed by all such holders.

13.4.	Notice

A printed, written or type-written notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in paragraph 19.1 hereof, not less than (10) days, or in the case of an annual meeting or a meeting to pass a special resolution, not less than twenty-one (21) days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) and in any case not more than fifty (50) days before the date of the meeting. A notice of a meeting at which special business is to be transacted shall state:

(a)	the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

(b)	the text of any special resolution to be submitted to the meeting.

13.5.	Record Dates

Subject to section 110(2) of the Act, the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 14 days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders shall be:

(a)	at the close of business on the day immediately preceding the day on which the notice is given; or

(b)	if no notice is given, the day on which the meeting is held.

13.6.	Waiver of Notice

A shareholder, the duly appointed proxy of a shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders or the time for the giving of any such notice or any irregularity in any such meeting, which waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

13.7.	Omission of Notice

The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder, director or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

13.8.	Meeting by Telephone

If all the shareholders consent, any meeting of shareholders may be held by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other and every reference in these by-laws to a show of hands shall be construed in the case of such a meeting as requiring an oral indication by a shareholder of his vote.

13.9.	Votes

Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot either before or after any vote by show of hands.

13.9.1.	At every meeting at which he is entitled to vote, every shareholder, proxy holder or individual authorized to represent a shareholder which is a body corporate, who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder, proxy holder or such individual shall have one vote for every share held by the shareholder.

13.9.2.	At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact.

13.9.3.	When the Chairman or Deputy Chairman is absent, the persons who are present and entitled to vote shall choose another director as chairman of the meeting, but if no director is present or all the directors present decline to take the chair, the persons who are present and entitled to vote shall choose one of their number to be chairman.

13.9.4.	A ballot, either before or after any vote by a show of hands but before the declaration of the Chairman under 13.9.2 above, may be demanded by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment, as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

13.9.5.	If two or more person hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote the shares, but if two or more of those persons who are present, in person or by proxy vote, they must vote together as one on the shares jointly held by them, or not all.

13.10.	Proxies

13.10.1.	Votes at meetings of shareholders may be cast either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the directors or governing body of that body corporate or association to represent it at meetings of shareholders of the Company.

13.10.2.	Every shareholder including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or proxyholders or one or more alternate proxyholders, who need not be a shareholder, to attend and act at the meeting in the manner and to the extent authorised by the proxy and with the authority conferred by the proxy.

13.10.3.	A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

13.10.4.	A person appointed by proxy need not be a shareholder.

13.10.5.	The directors may in the notice of a meeting specify a time (not exceeding 48 hours preceding the meeting or adjourned date of a meeting and for this purpose excluding Saturdays, Sundays and public holidays) before which proxies to be used at such meeting shall be deposited with the Company or its named agent.

13.10.6.	Subject to the provisions of Part V of the Regulations, a proxy may be in the following form:
The undersigned shareholder of [ ] hereby appoints of [ ], or failing him, [ ] as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the [ ] meeting of the shareholders of the said Company to be held on the [ ] day of [ ], [ ] and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

Dated this [                              ] day of [          ,      ].
[Signature of shareholder]

13.11.	Adjournment

The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment other than by announcement at such meeting need be given to the shareholder unless the meeting is adjourned by one or more adjournments for an aggregate of thirty (30) days or more in which case the notice of the adjourned meeting shall be given as for an original meeting, but unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days sub-section (1) of Section 143 of the Act with respect to sending of forms of proxy shall not apply. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjourned meeting for which no notice is required.

13.12.	Quorum

Subject to the Act and except in the case of the company having only one shareholder the quorum for the transactions of business at any meeting of the shareholders shall be two persons present in person, each being either a shareholder entitled to vote thereat or a duly appointed proxy holder or representative of a shareholder so entitled. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If the quorum is not present within thirty (30) minutes of the time fixed for a meeting of shareholders, the meeting if convened by requisitionists as aforesaid shall be dissolved but in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may by notice to the shareholders appoint. If in such adjourned meeting a quorum is not present any member who is present personally or by proxy shall be a quorum and may transact the business for which the meeting was called. Notwithstanding the foregoing if the Company has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

13.13.	Resolution in lieu of meeting

Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to Section 132 of the Act, as valid as if it had been passed at a meeting of the shareholders.

14.	SHARES

14.1.	No Recognition of Trust

Except as required by law, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these by-laws or by law otherwise provided) or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

14.2.	Allotment and Issuance

Subject to the Act, the articles and any unanimous shareholder agreement, shares in the capital of the Company may be allotted and issued by resolution of the directors at such times and on such terms and conditions and to such persons or class of persons as the directors may determine.

14.3.	Certificates

Share certificates and debenture certificates shall be in such form as the directors may by resolution approve and such certificates shall be signed manually by at least one director or officer of the Company or by or on behalf of a Registrar, transfer agent or branch transfer agent of the Company or by a trustee who certifies it in accordance with a debenture trust deed and any additional signatures required may be printed or otherwise mechanically reproduced thereon.

14.4.	Defaced Lost or Destroyed Certificates

The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or defaced or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, re-imbursement of expenses and evidence of loss and title as the directors may from time to time prescribe, whether generally or in any particular case.

14.5.	Agent

The directors may from time to time by resolution appoint or remove an agent to maintain a central securities register and branch securities register for the Company.

15.	TRANSFER OF SHARES AND DEBENTURES

15.1.	Transfer

Subject to the restrictions stated in the Articles of Incorporation the shares or debentures of the Company may be transferred by a written instrument of transfer in such form as the directors may from time to time approve, signed by the transferor and naming the transferee.

15.2.	Registers

Registers of shares and debentures issued by the Company shall be kept at the registered office of the Company or at such other place in Trinidad and Tobago as may from time to time be designated by resolution of the directors.

15.3.	Surrender of Certificates

Subject to the Act, no transfer of shares or debentures shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

15.4.	Refusal of Registration

The directors may refuse to permit the registration of a transfer of a share on which the Company has a lien.

16.	DIVIDENDS

16.1.	The directors may from time to time by resolution declare and the Company may pay dividends on its issued shares subject to the provisions (if any) of the articles and sections 54 and 55 of the Act.

16.2.	The Company may pay a dividend by issuing fully paid shares of the Company and subject to Section 55 of the Act, the Company may pay a dividend in money or property.

16.3.	In a case where several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

17.	VOTING IN OTHER COMPANIES

17.1.	All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders or debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the directors of the Company shall from time to time determine.

The duly authorised officers of the Company may for and on behalf of the Company from time to time:

(a)	execute and deliver proxies; and

(b)	arrange for the issuance of voting certificates or other evidence of the right to vote.

in such names as they may determine without the necessity of a resolution or other action by the directors.

18.	INFORMATION AVAILABLE TO SHAREHOLDERS

18.1.	Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Company’s business which, in the opinion of the directors, it would be inexpedient in the interests of the Company to communicate to the public.

18.2.	The directors may from time· to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorized by the directors.

19.	NOTICES

19.1.	Method of giving notice

Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder, debenture holder, director or auditor may be delivered personally or sent by prepaid post or cable or telex or telefax to:

(a)	a shareholder or debenture-holder at his latest address as shown in the records of the Company or its transfer agent;

(b)	a director at his latest address as shown in the records of the Company or in the latest notice filed under Section 71 or 79 of the Act; and

(c)	to the auditor at his business address.

With respect to every notice or other document sent by prepaid mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office or into a post office letter box.

19.2.	Waiver of notice

Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

19.3.	Undelivered notices

If a notice or document is sent to a shareholder by prepaid post in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot ..be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Company in writing of his new address.

19.4.	Shares and debentures registered in more than one name

All notices or other documents with respect to any shares or debentures registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares or debentures.

19.5.	Persons becoming entitled by operation of law

Subject to Section 200 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share is bound by every notice or other document in respect of such share that, previous to his name and address being entered in the records of the Company, is duly given to the person from whom he derives his title to such share.

19.6.	Deceased Shareholders

Subject to Section 200 of the Act, any notice or other document delivered or sent by prepaid mail, cable or telex or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

19.7.	Signatures to notices

Subject to the Act the signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

19.8.	Computation of time

Where a notice extending over a number of days or other period is required under any provisions of the articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period and the day for which the notice is given shall not be counted.

19.9.	Proof of service

Where a notice referred to in paragraph 19.1 hereof is delivered personally to the person to whom it is addressed or delivered to his address as mentioned in paragraph 19.1 hereof, service shall be deemed to be at the time of delivery of such. notice.

19.9.1.	Where such notice is sent by post, service of the notice shall be deemed to be effected forty eight (48) hours after posting if the notice was properly addressed and posted by prepaid mail.

19.9.2.	Where the notice is sent by cable telex or telefax, service is deemed to be effected on the date on which the notice is so sent.

19.9.3.	A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery or sending of any notice shall, in the absence of evidence to the contrary, be conclusive evidence of those facts.

20.	CHEQUES, DRAFTS AND NOTES

20.1.	All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officers or persons and in such manner as the directors may from time to time designate by resolution.

21.	EXECUTION OF INSTRUMENTS

21.1.	Contracts, documents or instruments in writing requiring the signature of the Company may be signed by:

(a)	The Chairman, Deputy Chairman, Managing Director or

(b)	Any other director together with the Secretary, and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

21.2.	The common seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officers or persons specified in paragraph 21.1 hereof.

21.3.	Subject to Section 138 of the Act:

(a)	A Chairman, a Deputy Chairman, a Managing Director, together with the Secretary or the Treasurer; or

(b)	Any two directors shall have authority to sign and execute (under seal of the Company or otherwise) all instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any shares, stocks, bonds; debentures, rights, warrants or other securities.

22.	SIGNATURES

22.1.	The signature of the Chairman, a Deputy Chairman, a Managing Director, the Secretary or an Assistant Secretary or any director of the Company or of any officer or person, appointed pursuant to paragraph 21 hereof by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, document or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company. Any document or instrument in writing on which the signature of any such officer is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

23.	FINANCIAL YEAR

23.1.	The directors may from time to time by resolution establish the financial year of the Company.

24.	MAKING. AMENDING AND REPEALING BY-LAWS

The making, amending and repealing of by-laws are subject to the provisions of Section 66 of the Act.

25.	WINDING UP

If the Company shall be wound up the liquidator may with the sanction of a special resolution of the Company and any other sanction required by the Act divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purposes set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may with the like sanction vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

26.	ENFORCEMENT OF LIEN FOR INDEBTEDNESS

26.1.	Subject to Section 59 of the Act, and to its Articles, the Company may have a lien on any share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Company and the directors of the Company may apply any dividends or other distributions paid or payable on or in respect of the share or shares in respect of which the Company has such a lien in repayment of the debt of that shareholder to the Company.

26.2.	The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

26.3.	For the purpose of giving effect to any such sale the directors may authorize some person to transfer the shares sold to the purchaser thereof.

The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

26.4.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

Dated this [ ]	day of	[ ]
Corporate Seal

Chairman	Director